UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 30, 2014

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52089	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On July 30, 2014, the Annual Meeting of Stockholders of InVivo Therapeutics Holdings Corp. (the “Company”) was held. The following matters were submitted to the stockholders at the meeting, all of which were approved:

•                  the election of a Class III director of the Company to hold office for a three-year term ending at the annual meeting of stockholders in 2017 and until his successor is duly elected and qualified; and

•                  the ratification of the appointment of Wolf & Company, P.C., an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2014.

The number of votes for, withheld or against and the number of abstentions and non-votes with respect to each matter are set forth below.

Election of Class III Director

Nominee	For Votes	Withheld Votes	Broker Non-Votes
Mark D. Perrin	15,443,457	11,416,957	32,221,437

Ratification of Appointment of Wolf & Company, P.C. as independent auditor

For	Against	Abstained	Broker Non-Votes
45,067,096	11,334,389	2,680,366	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: July 31, 2014	By:	/s/ Tamara Joseph
	Name:	Tamara Joseph
	Title:	SVP, General Counsel & Chief Compliance Officer